Exhibit 21


       STRUCTURAL DYNAMICS RESEARCH CORPORATION AND SUBSIDIARIES
                    SUBSIDIARIES OF THE REGISTRANT





                                             State or Other
                                             Jurisdiction
Name                                         of Incorporation

SDRC CASE/Inc.                               Ohio
SDRC Brasil Limitada                         Brazil
SDRC U.K. Limited                            United Kingdom
SDRC Italia, Srl.                            Italy
SDRC Korea Limited                           South Korea
SDRC Svenska AB                              Sweden
SDRC Singapore Pte. Ltd.                     Singapore
SDRC Nederland B.V.                          Netherlands
SDRC AG                                      Switzerland
SDRC Belgium N.V./S.A.                       Belgium
SDRC France S.A.                             France
SDRC Espana, S.A.                            Spain
SDRC Japan K.K.                              Japan
SDRC Software and Services, GmbH             Germany
SDRC India Private Limited                   India
Imageware Corporation                        Michigan
Imageware U.K. Limited                       United Kingdom
Imageware GmbH                               Germany
Imageware France S.A.                        France


Note:      All  of the above corporations are wholly owned subsidiaries of the Registrant either directly or indirectly.


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